Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

THE IMPERIAL GROUP I, LTD.

FIRST: The name of the Corporation is THE IMPERIAL GROUP I, LTD.

SECOND: Its registered office and place of business in the State of Delaware is to be located at 410 South State Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is:

XL CORPORATE SERVICES, INC.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issued Fifty Thousand (50,000) Shares At $.001 Par Value.

FIFTH: The name and address of the incorporator is as follows:

Rita J. Deakins

410 South State Street

Dover, Delaware 19901

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this corporation.

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The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of them, shall be open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or document of this Corporation except as conferred by the law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as may be, from time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the THIRD paragraph hereof shall except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under 1174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this twentieth day of January 20, A.D., 1987.

/s/ Rita J. Deakins

Rita J. Deakins

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE IMPERIAL GROUP I, LTD.

BEFORE PAYMENT FOR STOCK

Pursuant to §241 of Title 8 of the Delaware

Code of 1953, as amended

I, the undersigned, being the only Incorporator of THE IMPERIAL GROUP I LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

FIRST: Resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation and declaring said amendment advisable. The resolution setting forth the proposed amendment is as follows:

"RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing the article thereof numbered FOURTH to read as follows:"

FOURTH: The corporation is authorized to issue Fifty Million (50,000.000) Shares at $.001 Par Value.

SECOND: That no part of the capital of said corporation having been paid, this certificate is filed pursuant to §241 of Title 8 of the Delaware Code, as amended.

IN WITNESS WHEREOF, I have hereunto set forth my name and seal this 3rd day of February, A.D. 1987.

/s/ Rita J. Deakins

Rita J. Deakins

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CERTIFICATE

For Renewal and Revival of Charter

THE IMPERIAL GROUP I, LTD., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.                   The name of the Corporation is THE IMPERIAL GROUP I, LTD.

2.                   Its registered office in the State of Delaware is located at 32 Loockerman Square, Ste L-100 Street, City of Dover, Zip Code 19901, County of Kent, the name and address of its registered agent is The Prentice-Hall Corporation System, Inc.

3.                   The Date of filing of the original Certificate of Incorporation in Delaware was January 20, 1987.

4.                   The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.                   This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1989 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTOMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, James R. Hodges, the last and acting President and Steven Argila, the last and acting Secretary of THE IMPERIAL GROUP I, LTD., have hereunto set their hands to this certificate this 15th day of February, 1991.

/s/ James R. Hodges

Last and Acting President

/s/ Steven Argila

Last and Acting Secretary

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

THE IMPERIAL GROUP I, LTD.

The undersigned do hereby declare and certify that:

(1)	They are respectively the President and Secretary of THE IMPERIAL GROUP I, LTD., a Delaware corporation.

(2)	That this Certificate of Amendment was authorized and adopted by a majority of the Shareholders of the Corporation, and,

(3)	That the Amendments contained herein was adopted, ratified, and approved by more than a majority of the shares outstanding of this corporation, there being 457, 500 shares of the corporation issued and outstanding, and the following resolution being adopted by 261,000 shares voting in favor of with no objections at the Special Shareholders Meeting held the 22nd day of February, 1991.

“RESOLVED, ·That Article I of the Articles of Incorporation of the corporation be changed from The Imperial Group I, Ltd. to the new name of ANCONA GROUP, LTD. and that the officers of the Corporation, are hereby empowered and directed to file in the Secretary of the State· of Delaware, the requisite certificate setting forth the name change hereby authorized and effected.”

The undersigned do further declare and certify that they have made and filed this certificate of amendment pursuant to the Resolutions adopted by the shareholders and Directors of this corporation as hereinabove stated.

We, Frederick Von Musser and Melissa Dunne, do hereby certify that we are respectively, the duly elected President and the duly elected and qualified Secretary and keeper of the records and corporate seal of The Imperial Group I, Ltd., a corporation organized and existing under the laws of the State of Delaware, and that the above is a true and correct copy of a resolution duly adopted at a meeting of the Shareholders thereof, convened and held in accordance with law and the Bylaws of said Corporation on the 22nd day of February, 1991 and that such resolution is now in full force and effect.

IN WITNESS THEREOF, we have affixed our names as President and as Secretary of the Corporation this 22nd day of February, 1991.

/s/ Melissa Dunne Melissa Dunne, Secretary	/s/ Frederick Von Musser Frederick Von Musser

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CERTIFICATE

For Renewal and Revival of Charter

ANCONA GROUP, LTD., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of the Corporation is ANCONA GROUP, LTD.

2.                   Its registered office in the State of Delaware is located at 32 Loockerman Square, Ste L-100 Street, City of Dover, Zip Code 19901, County of Kent, the name and address of its registered agent is The Prentice-Hall Corporation System, Inc.

3.                   The Date of filing of the original Certificate of Incorporation in Delaware was January 20, 1987.

4.                   The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of February, 1993, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.                   This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1993 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTOMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Peter H. Norman, the last and acting President and Lisa Norman, the last and acting Secretary of THE IMPERIAL GROUP I, LTD., have hereunto set their hands to this certificate this 15th day of February, 1991.

/s/ Peter Norman

Last and Acting President

/s/ Lisa Norman

Last and Acting Secretary

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ANCONA GROUP, LTD.

It is hereby certified that:

1.                   The name of the corporation (hereinafter called the “corporation” is

ANCONA GROUP, LTD.

2.                   The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation is AMERICAN HOME ALLIANCE CORPORATION.”

3.                   The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 22B and 242 of the General Corporation Law of the State of Delaware.

Signed and attested on October 4th, 1993.

/s/ Peter H. Norman

Peter H. Norman, President

Attest:

/s/ Lisa Norman

Lisa Norman, Secretary

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CERTIFICATE

FOR

FOR RENEWAL AND REVIVAL OF CHARTER

OF

AMERICAN HOME ALLIANCE CORPORATION

AMERICAN HOME ALLIANCE CORPORATION, a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 1st day of March, 1987, the charter of which was voided for failure to pay taxes and penalty, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

FIRST: The name of the Corporation is AMERICAN HOME ALLIANCE CORPORATION

SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958, County of Sussex. The name and address of its registered agent is Harvard Business Services, Inc.

THIRD: The date when restoration, renewal and revival of the charter of this company is to commence is the Twenty-eighth day of February, 1998 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

FOURTH: This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2014 at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: /s/ Peter Norman

Name: Peter Norman

CERTIFICATE FOR FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1.                   The name of the Corporation is AMERICAN HOME ALLIANCE CORPORATION

2.                   The Registered Office of the corporation in the State of Delaware is located at 16192 Coastal HWY in the City of Lewes, County of Sussex, 19958. The name and address of its registered agent is Harvard Business Services, Inc., 16192 Coastal HWY, Lewes.

3.                   The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was January 20, 1987.

4.                   The renewal and revival of the charter of this corporation is to be perpetual.

5.                   This corporation was duly organized and carried on the business authorized by its charter until the First day of March A.D. 1998 at which time its charter became inoperative and void for failure to pay taxes and penalty and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charter of AMERICAN HOME ALLIANCE CORPORATION, have hereunto signed by the last and acting authorized officer, to this certificate this 3rd day of October, 2005.

By: /s/ Peter Norman

Name: Peter Norman

Title: President

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